SPECIAL PRIVATE PLACEMENT

This Special Private Placement Agreement (this "Agreement"), dated as of 7 February 2013, by and among NEW FUEL SYSTEMS INC, a company formed and existing under the laws of CANADA (the “Company”) and Lambert Private Equity LLC a company formed under the laws of the USA (the “Purchaser”). The Company and the Purchaser are singly referred to as a “party” and collectively as the “parties”.

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Purchaser shall invest up to USD$100 Million (the “Commitment Amount”) to purchase the Company’s ordinary shares (the "Shares”).

NOW THEREFORE, the parties hereby agree as follows:
2. Draw Down Funding
This Section shall govern the procedures and terms for the Draw Down Notices to be sent by the Company and the Shares to be issued in relation thereto by the Company to the Purchaser.
2.1 Issue of and Subscription for Shares

a. Issue of and Subscription for Shares. Upon the terms and conditions set forth herein, the Company shall issue and allot to the Purchaser, and the Purchaser shall subscribe for Shares having an aggregate Subscription Price of up to USD$100 Million.

b. Delivery of Draw Down Notices. Subject to the terms and conditions of this Agreement the Company may, in its sole discretion, deliver a Draw Down Notice to the Purchaser which states the estimated amount (the "Draw Down Amount") and the number of Shares (the "Draw Down Number") which the Company intends to issue and allot to the Purchaser with regard to a Pricing Period. A copy of the form of Draw Down Notice is attached hereto and made a part hereof as Exhibit A. The Purchaser agrees that it shall not sell Shares below the Safety Net Price set by the Company in each Draw Down Notice at any time during the applicable Pricing Period. Once the Draw Down Notice is received by the Purchaser, the Draw Down Notice shall not be terminated or otherwise revoked by the Company except as set forth in this Agreement. During the three year term of this Agreement (the “Commitment Period”), the Company shall not be entitled to submit a Draw Down Notice until after the previous Closing has been completed. The Subscription Price shall be equal to 90% of the Market Price. The Market Price shall be equal to the lowest daily VWAP of the Common Stock during the Pricing Period.

c. Purchaser’s Obligation to Subscribe for Shares. Subject to the conditions set forth in this Agreement and broker restrictions, following the Purchaser's receipt of a validly delivered Draw Down Notice, the Purchaser will subscribe for that number of freely tradable Shares equal to the lesser of (i) not less than 10% of the cumulative daily trading volume for the Shares on the Principal Market on each Trading Day during the relevant Pricing Period (as long as the Purchaser has received in the Purchaser’s designated trading account prior to the first day of the Pricing Period, Shares equal to not less than 100% of the amount set forth in the relevant Draw Down Notice), excluding block trades of more than 5,000, pre-arranged special crossings, off market transfers, and trades in which Purchaser had no opportunity to participate and Knockout Days and (ii) the number of Shares set forth in the relevant Draw Down Notice; and further provided in each case that if in the reasonable opinion of the Purchaser the market behaviour has not been regular with regard to the trading of the Company’s Shares on the Principal Market, the Purchaser shall be entitled at its sole discretion to elect (“Knockout Election”) to treat such Trading Day as a Knockout Day. If ninety percent (90%) of the VWAP on a given Trading Day is less than the Safety Net Price, then the Purchaser’s funding obligation will be reduced by not counting the volume on such day for purposes of the 10% purchase obligation.

d. Limitation on Purchaser's Obligation to Subscribe for Shares. Notwithstanding anything to the contrary in this Agreement, in no event shall the Purchaser be required to subscribe for, and the Company shall in no event issue to the Purchaser, that number of Shares which when added to the sum of the number of Shares beneficially owned, by the Purchaser, would exceed 4.99% of the number of Shares in issue on the Draw Down Notice Date for such Pricing Period or such lesser or greater percentage as would require the Purchaser to make a notice filing.. Each Draw Down Notice shall include a representation of the Company as to the number of Shares in issue on the related Draw Down Notice Date.

e. Shares Listing Requirement. At all times during the period beginning on the related Draw Down Notice Date and ending on and including the related Closing Date, the Company's issued Shares shall have been listed on an acceptable public market or exchange (the “Principal Market” and shall not have been suspended from trading thereon for a period of five (5) consecutive Trading Days during the Commitment Period and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Shares.

f. Mechanics of Subscription for Shares by Purchaser. Subject to the satisfaction of the conditions set forth in Sections 2.1(f), 6 and 7, each closing of the subscription for Shares by the Purchaser of Shares (each a "Closing") shall occur on the date which is the later of three (3) Trading Days following the end of the Pricing Period or the date of final settlement of the Shares being sold by Purchaser during that Pricing Period (each a "Closing Date").

g. Overall Limit on Shares Issuable. The Company shall not issue to the Purchaser under this Agreement the number of Shares that would exceed the number of Shares that may be issuable without shareholder approval (the "Maximum Ordinary Share Issuance").

h. "Valuation Event" shall mean an event in which the Company at any time during a Pricing Period takes any of the following actions:

(i) subdivides or combines its Shares;
(ii) pays a dividend in Shares or makes any other purchase
of its Shares;
(iii)
issues any options or other rights to subscribe for or purchase Shares and the price per share for which Shares may at any time thereafter be issuable pursuant to such options or other rights shall be less than the Subscription Price for each of the two (2)immediately prior Pricing Periods;

(iv)
issues any securities convertible into or exchangeable for Shares and the consideration per share for which Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Subscription Price for each of the two (2) immediately prior Pricing Periods; or

(v)
issues Shares otherwise than as provided in the foregoing subsections (i) through (iv), at a price per share less, or for other consideration lower, than the Subscription Price for each of the two (2) immediately prior Pricing Periods, or without consideration.

i. The Company agrees that it shall not take any action that would result in a Valuation Event occurring during a Pricing Period.

2.2 Trading Account. The Company shall allocate a sufficient number of Shares for Draw Downs. The Company from time to time shall transfer to the Purchaser’s designated trading account prior to the first day of each Pricing Period not less than the number of Shares set forth in each Draw Down Notice. The Purchaser shall be entitled to sell the Shares commencing on the Draw Down Notice Date and ending on the last day of the Pricing Period selected by the Company in the applicable Draw Down Notice and pay for that number of Shares sold no later than the Closing Date. The number of Shares to be subscribed by the Purchaser on a Closing Date shall be referred to as the "Issue Amount".

2.3	Draw Down Closing
At or before 5:00 p.m. New York city time on the second Trading Day immediately following each Pricing Period, the Purchaser shall deliver to the Company a notice (the "Closing Notice") stating the exact number of Shares which it wishes to subscribe for in accordance with Section 2.1(c) stating the applicable Subscription Price based on the lowest VWAP during the Pricing Period. A copy of the form of the Closing Notice is attached hereto and made a part hereof as Exhibit B.
2.4 Closing Procedures
Subject to the terms and conditions of this Agreement, on each Closing Date for the corresponding Pricing Period, the Purchaser shall pay for the number of Shares set out in the relevant Closing Notice and shall remit by wire transfer to an account which the Company shall designate an amount equal to the product of (A) such number of Shares and (B) the applicable Subscription Price, less applicable custodian fees, brokerage commissions and other applicable trading costs and expenses.

2.5 Draw Down Upon Closing As required by Section 11(k), the Company shall not issue its press release until three (3) business days following the date the Company issues collateral in the form of securities or cash approved by the Purchaser in writing. The first Draw Down Notice, as well as subsequent Draw Down Notices, shall be for a continuous number of trading days and funding shall occur at the end of each fifteen day trading period, at which time Company may elect to choose a different Safety Net Price which shall apply to the next fifteen day trading period. This process shall continue until such time as the Company may decide to temporarily suspend the Draw Down process.

3. Purchaser’s Representations and Warranties

The Purchaser hereby represents warrants and undertakes to the Company that the following statements are true and accurate in all respects. The warranties are deemed to be repeated on each Notice Date, each Closing Date and each date on which Shares or Warrants become issued pursuant to the Agreement with reference to the facts and circumstances existing at that date.

(a) The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The subscription of the Shares pursuant to this Agreement and the acquisition and exercise of any Warrants by the Purchaser have been duly authorised by all necessary action on part of the Purchaser, its directors and shareholders. This Agreement has been duly executed and delivered by the Purchaser or on its behalf and the obligations assumed by the Purchaser pursuant to this Agreement constitutes valid and legally binding obligations of the Purchaser, enforceable against the Purchaser.

(b) Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c) The Purchaser hereby acknowledges that: (i) the Shares for which it may subscribe pursuant to the terms of this Agreement and the Warrants will be offered to and subscribed by the Purchaser without any required registration by the Principal Market or other regulatory authority; (ii) it will acquire the Shares and the Warrants for its own account; and (iii) it agrees that it will not offer, sell or otherwise transfer (or offer to do so) any of the Shares or Warrants subscribed by it pursuant to this Agreement or any part thereof or interest therein within the United States or to, or for the account of, a U.S. person, or otherwise than in accordance with applicable securities laws and regulations of any other relevant jurisdiction.

(d) No Fiduciary Relationship. Nothing contained in this Agreement creates or establishes a fiduciary relationship on the part of the Purchaser or its principals with the Company. Nothing contained in this Agreement or any agreements or documents establishes a duty on the part of the Purchaser or its principals not to trade on or otherwise use any information disclosed to the Purchaser by the Company.

4.	Representations And Warranties Of The Company.

The Company hereby represents warrants and undertakes to the Purchaser as follows:

(a) Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, in connection with the transactions contemplated by this Agreement and to issue the Shares, Warrants and Shares underlying the Warrants in accordance with the terms hereof and thereof, which when issued shall constitute the valid and binding obligations of the Company.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein will not (i) result in a violation of its Constitution or (ii) conflict with, or constitute a material default under, or give to others any rights of termination, amendment or acceleration of, any material agreement or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including securities laws and regulations of the Principal Market and the Listing Rules) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(c) Issuance of Shares and Warrants. The Company has filed and will continue to file, as and when required, all documents required to be filed by it with the Principal Market or other regulatory authority which would be likely to be material to Purchaser as the purchaser of the Shares under this agreement (“Disclosure Documents”). The Disclosure Documents are fair and accurate and otherwise comply in all material respects with the requirements of the corporate law of the country in which the Company was formed (the “Corporations Act”) and the listing rules of the Principal Market or other regulatory authority.

(d) Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorisation or order of, or make any filing or registration with, any court or other governmental or regulatory authority or other Person (including, without limitation, the shareholders of the Company) in connection with the execution, delivery and performance by the Company of this Agreement, the issue by the Company of any Warrants and the issue of Shares pursuant to a Closing Notice or upon exercise of any Warrants. As of the Closing Date any necessary consents and approvals (including, for the avoidance of doubt, any necessary approvals as referred to above from with the Principal Market or other regulatory authority and shareholders of the Company) in respect of the exercise of any Warrants and the issue and allotment of any Shares required to be issued pursuant to any Closing Notice or upon exercise of any Warrants (collectively, the "Required Approvals") will have been obtained and shall be in full force and effect. The Company shall procure that all Shares issued on the Closing Date shall, subject to the Admission of the Shares already in issue remaining effective as of the opening of business on such Closing Date, be Admitted as soon as practicable and that all Shares issued on the exercise of Warrants shall, subject to the Admission of the Shares already in issue remaining effective as of the issue date of such new Shares, be Admitted as soon as practicable following their issue date.

(e) Non-Public Information. The Company acknowledges neither it nor any of its representatives or agents has provided the Purchaser or any of its representatives or agents identified to or known by the Company as such with what it reasonably believes to be any material price-sensitive information regarding or related to the Company or its respective operations, personnel, technologies or prospects that has not otherwise been made publicly available. The Company has not, by act or omission, made any disclosure to Purchaser such that if Purchaser enters into or completes any of the transactions contemplated under this Agreement, a breach by any party of insider trading rules of the Corporations Act will occur or arise. Except as contemplated under this agreement, the Company must not disclose to Purchaser any inside information which would constitute a violation of the Corporations Act would apply (“Inside Information”).

(f) Solicitation Materials. Other than as may be required by law or any regulation, the Company, its Affiliates and any Person acting on their behalf have not and shall not: (i) distribute any offering materials in connection with the offering and issue of Shares pursuant to this Agreement and any Warrants; or (ii) solicit any offer to buy or sell such securities by means of any form of general solicitation or advertising.

(g) Dilutive Effect. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company.

(h) Miscellaneous Expenses. The Company shall pay all and any stamp duty or share transfer or similar duties arising under the laws of any jurisdiction in connection with the subscription by the Purchaser for Shares pursuant to this Agreement and the issue of Warrants and the subscription of Shares pursuant to the Warrants. Other than as expressly set out in this Agreement, the Company and the Purchaser shall pay its own costs, fees and expenses in connection with the negotiation and execution of this Agreement and the completion of the transactions contemplated by this Agreement including the issuance of the Warrants.

(i) The Company must ensure that an appropriate exemption applies to any issue of Shares under this Agreement and the Company agrees to give any and all notices required to be filed under the Corporations Act.

(j) During the Commitment Period the Company agrees not to seek a dual listing on any exchange in Canada, the United States, the Over-the-Counter Bulletin Board, the Pink Sheets or any other listing service, inter-dealer quotation service or exchange that would prevent the Purchaser from carrying out its obligations and/or performing under this Agreement.

(k) Pre-Closing Opinion of Counsel. Purchaser shall receive an opinion letter (the “Pre-Closing Opinion Letter”) from counsel to the Company on or before the Execution Date which evidences the Company’s ability and authority to enter into this Agreement with the Purchaser, which letter shall be attached hereto and made a part hereof as Exhibit C.

(l) The Company specifically represents and warrants that it understand the Lambert Private Equity LLC its principals, members, officers and directors (cumulatively referred to as “Lambert Private Equity LLC”) are neither registered investment advisors, broker-dealers nor financial advisors with any state or federal agencies within the United States or any other country. Lambert Private Equity LLC is not an underwriter and the funding it provides is based on specific terms and conditions, including the price and volume of the company’s shares once the company is publicly listed. Lambert Private Equity LLC does not provide volume, liquidity, investor relations or public relations services. There is no advance fee charged by Lambert Private Equity LLC to the company. This SPPA may not be copied, saved, or modified by any other person or company. You may not sell, post, or redistribute this SPPA in any manner. Republishing of this content is strictly prohibited and all rights are protected under applicable law. This SPPA is not for duplication or distribution in any country.

5.	Covenants Of The Company

The Company hereby represents warrants and covenants to the Purchaser that the warranties set forth in this Section are true and accurate in all respects as at the date of this Agreement. The warranties shall be deemed to have been repeated as of each Draw Down Notice Date, as of each Closing Date and as of each date on which Shares or Warrants become issued pursuant to this Agreement with reference to the facts and circumstances existing on that date.

(a) Best Efforts. The Company shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Use of Proceeds. The Company will use the proceeds from the sale of the Shares (excluding amounts paid by the Company for fees associated with this transaction) for general corporate and working capital purposes and it will not provide any funding to or purchase an interest in any Person listed by the United States Department of the Treasury’s Office of Foreign Assets Control as a Specially Designated National and Blocked Person.

(c) Filing of Notices. The Company shall timely file all required reports, notices, disclosures and press releases as may be required by the Principal Market or other regulatory authority, describing the terms of the transactions contemplated by this Agreement.

(d) Reimbursement. If the Purchaser, by reason of the Company’s gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder, the Principal Market or any regulatory authority, then in any such case, the Company will reimburse Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Purchaser that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, Purchaser and any such Affiliate and any such person.

(e) Non-disclosure of Non-public Information.

(i) The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Company identifies such information as being material non-public information and provides one of the principals of the Purchaser with the opportunity to accept or refuse to accept such material non-public information for review. The Company acknowledges that only the Purchaser’s signatory to this Agreement shall have the authority to accept the receipt of material non-public information from the Company. The Company acknowledges that any information provided to the Purchaser without first being accepted by the designated signatory will be deemed not to be material non-public information and the Purchaser shall be under no duty to maintain the confidentiality of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(ii) Nothing herein shall require the Company to disclose non-public information to the Purchaser or its advisors or representatives. The Company represents that it does not disseminate non-public information to any investors who subscribe for Shares in the Company in a public offering, to money managers or to securities analysts.

(iii) Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Purchaser with any material, non-public information which was not publicly disclosed prior to the date hereof. Nothing contained herein creates or establishes a fiduciary relationship on the part of the Purchaser or its principals with the Company. The Company agrees that it shall not disclose to the Purchaser, its principals or Affiliates any confidential non-public information for any reason. Nothing contained herein establishes a duty on the part of the Purchaser or its principals not to trade on or otherwise use any information disclosed to the Purchaser by the Company.

6.	Conditions of the Company's Obligation to Issue Shares to the Purchaser.

The obligation hereunder of the Company to issue and allot the Shares to the Purchaser is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a) The Purchaser shall have executed this Agreement and delivered the same to the Company.

(b) The Purchaser shall have delivered to the Company the Subscription Price for the Shares being subscribed for by the Purchaser at the Closing (after receipt of confirmation of delivery of such freely tradable Shares) by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of the Purchaser shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to such Closing Date.

(d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Valuation Event shall have occurred since the applicable Pricing Period.

7.	Conditions of the Purchaser's Obligation to Subscribe for the Shares.

The obligation of the Purchaser hereunder to subscribe for Shares is subject to the satisfaction, on or before each Draw Down Date and each Closing Date, of each of the following conditions set forth below. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Draw Down Notice and require the Purchaser to subscribe for any Shares at a Closing unless each of the following conditions are satisfied:

(a) The Company shall have complied with its material obligations and payments to all agents involved in the transaction and is otherwise not in breach of a material provision, or in material default under, this Agreement;

(b) No change shall have occurred between the date of this Agreement and each Closing Date, in any law or regulation (whether governmental or otherwise) nor shall there have been any conditions or restrictions imposed by the trading broker which would adversely affect in any material aspect the holding or disposal of Shares by the Purchaser or the Purchaser's rights in respect thereof;

(c) Admission of the issued Shares shall not have been suspended by the Principal Market or applicable regulatory authority, at any time beginning on the date hereof and through and including the respective Closing Date and Shares equal to not less than 100% of the amount set forth in the relevant Draw Down Notice have been delivered to the Purchaser’s designated trading account in accordance with Section 2.2;

(d) The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for (i) representations and warranties that speak as of a specific date and (ii) with respect to the representations made in Sections 4(g), (h), (i) and (j) events which occur on or after the date of this Agreement and are disclosed in filings required by the Principal Market or other regulatory authority made by the Company prior to the applicable Draw Down Notice Date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or before such Closing Date. The Purchaser may request an update as of such Closing Date regarding the representation contained in Section 4(c) above;

(e) The Company has all the Required Approvals (in a form reasonably acceptable to the Purchaser) and such Required Approvals shall be in full force and effect such that 100 per cent of the number of shares represented by the Draw Down Number may be duly allotted and issued to the Purchaser;

(f) The Board of Directors of the Company shall have adopted resolutions consistent with Section 4(a) above and in a form reasonably acceptable to the Purchaser (the “Resolutions”) and such Resolutions shall not have been amended or rescinded prior to such Closing Date and the Purchaser shall have been provided with a copy of those Resolutions;

(g) No statute, Listing Rules, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and any sale or resale of the Shares subscribed for under this Agreement will not violate the resale provisions of the Principal Market or any other applicable regulatory authority;

(h) The Shares shall be unencumbered and freely tradable without broker or other restriction or holding period on each Draw Down Notice Date and each Closing Date and no stop order suspending the effectiveness of the free tradability of the Shares shall be in effect or shall be pending or threatened.

(i) There shall have been no filing of a petition in bankruptcy, either voluntarily or involuntarily, with respect to the Company and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, and there shall have been no calling of a meeting of creditors of the Company or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Company;

(j) If applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Shares Issuance in accordance with Section 2.1(g);

(k) This Agreement shall be and remain in full force and effect during the entire Commitment Period and there shall have been final settlement with respect to any Shares sold during the applicable Pricing Period, which number of Shares shall not be less than the number of Shares being subscribed during the applicable Pricing Period;

(l) Neither the Principal Market, any regulatory authority, any governmental authority nor any person appointed under legislation exercises formal powers to conduct an investigation into matters concerning all or any part of the affairs of the Company or any Subsidiary of the Company (other than as part of an industry or sector or in the ordinary course of the authority's activities); and

(m) On each Draw Down Notice Date and each Closing Date the trading of the Company’s Shares shall not meet the definition of having a “substantial U.S. market interest” as currently defined and as may be amended under the United States Securities Act of 1933 (the “Securities Act”).

"Substantial U.S. market interest" with respect to a class of an issuer's equity securities means:
i. The securities exchanges and inter-dealer quotation systems in the United States in the aggregate constituted the single largest market for such class of securities in the shorter of the issuer's prior fiscal year or the period since the issuer's incorporation; or
ii. 20 percent or more of all trading in such class of securities took place in, on or through the facilities of securities exchanges and inter-dealer quotation systems in the United States and less than 55 percent of such trading took place in, on or through the facilities of securities markets of a single foreign country in the shorter of the issuer's prior fiscal year or the period since the issuer's incorporation.

(n) The purchase of that number of Shares pursuant to a Draw Down Notice will not result in the Purchaser being required to file a shareholdings report or any other filing, or subject the Purchaser to any trading restrictions or holding periods with respect to the Shares.
If any of the events described in clauses (a) through (n) above occurs during a Pricing Period or at any time on or before the delivery of the freely trading Shares to the Purchaser covered by that Pricing Period, then the Purchaser shall have no obligation to subscribe for the Draw Down Number of Shares set forth in the applicable Draw Down Notice and if such an event occurs after the delivery of the freely trading Shares and before the Purchaser has sold such Shares, then the Company shall not be permitted to issue another Draw Down Notice until the Purchaser has sold all the Shares it subscribed for in the previous Draw Down Notice. Purchaser is under no obligation to confirm a Drawdown Notice or to subscribe for Shares under this Agreement if any of the representations and warranties in this Agreement are not true and correct as of the Draw Down Notice Date or if any other drawdown condition has not been complied with.
8. Termination. This Section shall govern termination of the Agreement between the parties.

(a)	This Agreement shall terminate, unless waived in writing by the Purchaser, upon any of the following events:

(i) the earlier of the date upon which the Purchaser has, pursuant to this Agreement, subscribed for all the Shares or the Commitment Amount has been fully funded; provided that the Company’s representations, warranties and covenants contained in this Agreement insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive the termination of this Agreement for the period of any applicable statute of limitations;

(ii) the day following the last day of the Commitment Period;

(iii) if the Company shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief, reorganization or arrangement or any other petition in bankruptcy for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or shall be adjudicated a bankrupt or insolvent, or shall take corporate action for the purpose of any of the foregoing; or

(iv) if the Company shall issue or sell any equity securities or securities convertible into, or exchangeable for, equity securities or enter into any other equity financing facility during the Commitment Period.

Upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Purchaser and the Purchaser will have ten (10) calendar days from receipt of such notice to send the Company a waiver of termination. During the ten (10) day period the Company shall not issue any Draw Down Notices, unless Purchaser sends the written notice of waiver.

9. Indemnification.

(a) In consideration of the Purchaser’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Purchaser, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Purchaser Indemnitees or any of them as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (iii) any cause of action, suit or claim brought or made against such Purchaser Indemnitee not arising out of any action or inaction of an Purchaser Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Purchaser Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Purchaser’s other obligations under this Agreement, the Purchaser shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Purchaser in this Agreement or any instrument or document contemplated hereby or thereby executed by the Purchaser, (ii) any breach of any covenant, agreement or obligation of the Purchaser(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Purchaser, or (iii) any cause of action, suit or claim brought or made against such Company Indemnitee based on misrepresentations or due to a breach by the Purchaser and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(c) The obligations of the Company and the Purchaser to indemnify or make contribution under this Section 9 shall survive termination of this Agreement.

10. Issuance of the Warrants.

(a) The Investor shall receive 100% Warrant coverage. The Warrants shall have a 5 year term and the exercise price shall be equal to the lesser of (a) $.82 or (b) 110% of the lowest daily VWAP for the Common Stock as reported by Bloomberg during the thirty (30) trading days prior to the date the Investor exercises the Warrant. The Warrants shall have a cashless exercise provision.

No additional consideration shall be payable by the Purchaser for the issuance of the Warrants.

11.	Governing Law; Miscellaneous.

(a) Governing Law. Each party hereby irrevocably submits to the exclusive jurisdiction of the state courts sitting in the County of Santa Barbara for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. The Company and Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with this Agreement. The parties agree that in the event of any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, the prevailing party in a final judgment after the appeal period has passed shall be awarded, in addition to any damages, injunctions or other relief, such party’s costs and expenses, including but not limited to all related costs and reasonable attorneys’, accountants’ and experts’ fees incurred in bringing such action, litigation or proceeding and/or enforcing any judgment or order granted therein.

(b)Commitment Fee. As an inducement to the Purchaser to enter into this Agreement, the Company has agreed to issue to the Purchaser as a commitment fee four percent (4.0%) of the Commitment Amount, which Shares shall be issued immediately upon the Company and Purchaser signing this Agreement. Upon execution of this Agreement, the Company shall have Shares equal in value to such commitment fee (determined on the Execution Date in the manner described in this paragraph below) deposited in escrow into a custodial account designated by Purchaser, that shall be released to Purchaser’s own proprietary accounts when the company becomes listed on a stock exchange.

(c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(d) Headings; Singular/Plural. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.

(e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the parties, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and its Exhibits contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, no party makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by a writing signed by the parties, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(g) Notices. Any communications required under the terms of this Agreement must be in writing. The addresses and facsimile numbers for such communications shall be:

If to the Company:

NEW FUEL SYSTEMS INC
Jack C. Stuart
Telephone: 604-532-2090
Mobile: 778-868-7607
Email: tmkinvestments@yahoo.com

If to the Purchaser:
Joe Lambert
Lambert Private Equity LLC
1031 N. Refugio Rd.
Santa Ynez, CA 93460
1 805 350 0806

With a copy also sent to the following e-mails:
Emails: joe.lambert@lambertfunds.com,lambert.jn@gmail.com, lambertfunds@gmail.com, admin@lambertfunds.com

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. The representations and warranties of the Company and the Purchaser contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5, and the indemnification provisions set forth in Section 9, shall survive each of the Closings. The Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Publicity. The Company and Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser without the prior written consent of such Purchaser, except to the extent required by law. The Company also agrees that it shall not issue a press release regarding the funding set forth in this Agreement until three (3) business days following the date the Company issues the Commitment Fee in an amount approved by the Purchaser in writing. It is further agreed by the parties that this Agreement shall not be enforceable or effective until such time as the Purchaser approves the form and amount of the Commitment Fee in writing.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Executed by Lambert Private Equity LLC

“Joseph N. Lambert”                                                                             3-11-13
By: ________________________________ Execution Date: ______________________
Name: Joseph N. Lambert
Title: Managing Director

Executed by NEW FUEL SYSTEMS INC

“J.C. Stuart”                                                                                                     February 1, 2013
By: ________________________________ Execution Date: ______________________
Name: Jack C. Stuart
Title: President

EXHIBIT A

 -  DRAW DOWN NOTICE NO._________

The undersigned,   Jack Stuart       hereby certifies, with respect to the issue and allotment of Shares of   New Fuel Systems Inc.         (the “Company”) in connection with this Draw Down Notice, delivered pursuant to the Special Private Placement Agreement (the “Agreement”), as follows:

1.  The undersigned is the duly elected   President    of the Company.

2.   The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in the Agreement on or prior to the Draw Down Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Draw Down Date.  All conditions to the delivery of this Draw Down Notice are satisfied as of the date hereof.

3.  [All public disclosures made by the Company, including, without limitation, all corporate filings, press releases, analysts meetings, etc. (collectively, the “Public Disclosures”), have been reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants.  None of the Company’s Public Disclosures contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.]

4.           All conditions precedent to the delivery of this Draw Down Notice pursuant to the Agreement have been satisfied.

5.           There are currently ____________________________ Shares in issue.

6.           The Draw Down Amount requested is USD _______________________.

7.           The Draw Down Number is _____________________________ Shares.

8.           The Safety Net Price is USD ___________________________________.

9.           The number of Trading Days in the Pricing period is ________________.
            Give actual dates _____________________ to _____________________.
The undersigned has executed this Draw Down Notice this ____ day of_________________.

“J.C. Stuart”
By: ______________________________
Name: Jack C. Stuart
Title: President

Exhibit B

Closing Notice

To:

Attention:

We refer to the Special Private Placement Agreement (the "Agreement") dated ______________ between  and Lambert Private Equity LLC on behalf of ______________ and to the Draw Down Notice delivered to us on ____________.  Terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

We hereby give you notice pursuant to the Agreement that we accept the Draw Down Notice for ____________ Shares, being __________ percent of the Shares stated therein.  The reason that such number of Shares represents a smaller/greater number than the       number of Shares set forth in the Draw Down Notice is as follows: _______________________________________________________.

The lowest VWAP in the Pricing Period (excluding any VWAPS on Knockout Days) is      USD __________ and the resulting Subscription Price is USD _________.  The aggregate Subscription Price pursuant to this Closing Notice is therefore USD ______________.

LAMBERT PRIVATE EQUITY LLC ON BEHALF OF __________________

Signed by: _________________________________ , Director

Date: ______________________________